SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Merrill Lynch & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4 World Financial Center New York, New York	10080
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a

class of securities pursuant to Section 12(b)

of the Exchange Act and is effective

pursuant to General Instruction A.(c),

please check the following box.  ☐

If this form relates to the registration of

a class of securities pursuant to

Section 12(g) of the Exchange Act and

is effective pursuant to General

Instruction A.(d), please check the

following box.  ☑

Securities Act registration statement file number to which this form relates:    333-109802

Securities to be registered pursuant to Section 12(b) of the Act:

None

                (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Accelerated Return Notes Linked to the Nasdaq-100 Index due January , 2006	The Nasdaq National Market

Item 1.         Description of Registrant’s Notes to be Registered.

The description of the general terms and provisions of the Accelerated Return Notes Linked to the Nasdaq-100 Index due January    , 2006 to be issued by Merrill Lynch & Co., Inc. (the “Notes”) set forth in the Preliminary Prospectus Supplement dated June 28, 2004, and the Prospectus dated November 26, 2003, attached hereto as Exhibit 99(A), is hereby incorporated by reference and contains certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-109802, which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.         Exhibits.

99 (A)	Preliminary Prospectus Supplement dated June 28, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

Other securities issued by Merrill Lynch & Co., Inc. are listed on The Nasdaq National Market.

*        Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERRILL LYNCH & CO., INC.

By:	/s/ JUDITH A. WITTERSCHEIN
Judith A. Witterschein Secretary

Date: July 28, 2004

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

MERRILL LYNCH & CO., INC.

EXHIBITS

TO

FORM 8-A DATED JULY 28, 2004

INDEX TO EXHIBITS

Exhibit No.
99 (A)	Preliminary Prospectus Supplement dated June 28, 2004, and Prospectus dated November 26, 2003 (incorporated by reference to registrant’s filing pursuant to Rule 424(b)).

99 (B)	Form of Note.

99 (C)	Copy of Indenture between Merrill Lynch & Co., Inc. and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

*        Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant’s Registration Statement on Form 8-A dated July 20, 1992.

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